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 CUSIP No. 048556104                  13-G                   Page 7 of 9 Pages


                            EXHIBIT 1 TO SCHEDULE 13G
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                                OCTOBER 10, 2000
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                    MORGAN STANLEY DEAN WITTER & CO., MORGAN STANLEY DEAN WITTER

                    INVESTMENT  MANAGEMENT  INC. , MORGAN  STANLEY  DEAN  WITTER

                    INSTITUTIONAL  FUND, INC. - U.S. REAL ESTATE PORTFOLIO,  VAN

                    KAMPEN ASSET MANAGEMENT LIFE INVESTMENT TRUST and VAN KAMPEN

                    ASSET   MANAGEMENT   INC.   hereby   agree   that,    unless

                    differentiated, this Schedule 13G is filed on behalf of each of the parties.


            MORGAN STANLEY DEAN WITTER & CO.

            BY: /s/ Dennine Bullard
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            Dennine Bullard / Morgan Stanley & Co. Incorporated

            MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT INC.

            BY: /s/ Donald P. Ryan
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            Donald P. Ryan / Principal Morgan Stanley Dean Witter Investment
                             Management Inc.



* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).